                                                                    Exhibit 24.1

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby appoint and constitute Marc I. Perkins and Michael M. Vehlies and each of them as his agent and attorney-in-fact to execute in his name, place and stead (whether on behalf of the undersigned individually or as an officer or director of Gunther International, Ltd. or otherwise) to the Annual Report on Form 10-KSB of Gunther International, Ltd. respecting its fiscal year ended March 31, 2001 and any and all further amendments thereto and to file such report and any further amendments thereto with the Securities and Exchange Commission. Each of the said attorneys shall have the power to act hereunder with or without the other.

     IN WITNESS WHEREOF, the undersigned have executed this instrument this 29 day of June, 2001.



/s/ James A. Cotter, Jr.
--------------------------------
James A. Cotter, Jr.

/s/ J. Kenneth Hickman
--------------------------------
J. Kenneth Hickman

/s/ Steven S. Kirkpatrick
--------------------------------
Steven S. Kirkpatrick

/s/ Gerald H. Newman
--------------------------------
Gerald H. Newman

/s/ Marc I. Perkins
--------------------------------
Marc I. Perkins

/s/ Robert Spiegel
--------------------------------
Robert Spiegel

/s/ Thomas M. Steinberg
--------------------------------
Thomas M. Steinberg